EXHIBIT 3.1



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
       INCLUDING CHANGE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                       OF
                            NUGGET EXPLORATION, INC.

                             (a Nevada corporation)

                           Effective: August 16, 1999

         The undersigned, being the President and Secretary of Nugget Exploration, Inc., hereby certifies that the following was duly adopted, authorized and approved by the Board of Directors and majority shareholders on August 16, 1999. Nugget Exploration, Inc., a Nevada corporation (the "Company"), hereby submits this certificate of amendment of articles of incorporation including a change in the number of authorized shares of common stock, pursuant to NRS Sections 78.207 and 78.209:

1. The number of authorized shares of the Company's common stock for issuance is 5,000,000; the par value is $0.01 per share.

2. The number of authorized shares of the Company's common stock for issuance following the increase of capital is 25,000,000; the par value will remain as $0.01 per share.

3.   The number of outstanding shares of the Company's common stock is 697,603.

4.   The following Article is added to the Articles of Incorporation.

                                   ARTICLE XII

         The Corporation hereby waives and precludes the application of the anti-takeover provisions of Nevada Revised Statutes 78.378 to 78.3793, 78.434 and 78.444.

5. The foregoing amendments have been duly authorized and approved by the Board of Directors of the Corporation on August 16, 1999.

6. The foregoing amendments have been duly adopted and approved by the stockholders holding no less than a majority of the Company's outstanding common stocks on August 16, 1999.

7.   The foregoing amendments shall be effective August 16, 1999.

Date: August 16, 1999

                                               NUGGET EXPLORATION, INC.



                                           By: /s/ Tyson Schiff
                                              -------------------------
                                           Tyson Schiff, President and Secretary

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



Notarization of signature of the President and Secretary

State of Utah              )
         -----------------
                           )
County of Salt Lake        )
          -----------

On the 18th day of August, 1999 before, Tammy Gehring , a notary public, personally appeared Tyson Schiff , the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as the President and Director of Nugget Exploration, Inc.

S                                                            /s/ Tammy Gehring
                                                     -------------------------
E                                                    Notary Public
A

L                                                             May 12, 2003
                                                     ---------------------
                                                           My Commission Expires

                      CERTIFICATE OF REDUCTION IN NUMBER OF
                AUTHORIZED AND OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            NUGGET EXPLORATION, INC.

                             (a Nevada corporation)

                            Effective October 7, 1998

         The undersigned, being the President and Secretary of Nugget Exploration, Inc., hereby certifies the following were duly adopted, authorized and approved by the Board of Directors and holders of a majority of the then outstanding shares of Common Stock on October 7, 1998. Pursuant to N.R.S. Sections 78.207 and 78.209, Nugget Exploration, Inc. (the "Company") hereby submits this certificate of reduction to clarify a certificate of reduction previously filed on October 15, 1998. On October 7, 1998, the Company approved a 1-for-10 reverse stock split on the Company's authorized shares of Common Stock and a 1-for-310 reverse stock split on the Company's outstanding shares of Common Stock, which reverse stock splits were also approved by the holders of a majority of the then outstanding shares of Common Stock. However, when the original certificate of reduction was filed it stated that shareholder approval was not required. This certificate of reduction is being filed to reflect the fact that the reverse stock splits indicated herein were approved on October 7, 1998 by the holders of a majority of the then outstanding shares of Common Stock.

1. The number of authorized shares of the Company's Common Stock for issuance was 50,000,000 prior to the 1-for-10 reverse stock split; the par value was $0.01 per share.

2. The number of authorized shares of the Company's Common Stock for issuance after the 1-for-10 reverse stock split is 4,000,000; the par value remains as $0.01 per share.

3. The number of outstanding shares of the Company's Common Stock for issuance was 30,106,000 prior to the 1-for-310 reverse stock split; the par value was $0.01 per share.

4. The number of outstanding shares of the Company's Common Stock for issuance after the 1-for-310 reverse stock split is approximately 97,117; the par value remains as $0.01 per share.

5.       Fractional shares will be rounded up to the nearest whole number.

6. The reduction change in the number of authorized and outstanding shares of the Company's Common Stock for issuance shall be effective October 7, 1998.

                                             Nugget Exploration, Inc.

                                            /s/ Tyson Schiff
                                          -------------------------
                                          Tyson Schiff, President and Secretary

STATE OF UTAH                     ss.
COUNTY OF SALT LAKE               ss.

         On this 1st day of July , 1999, before me personally appeared Tyson Schiff, the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as the President and Secretary of Nugget Exploration, Inc.

                                               /s/ Tammy Gehring
                                               ---------------------
                                               Notary Public State of Utah

My Commission Expires:   5/12/2003
                        ----------
                                               Tammy Gehring
                                               -------------
                                               (Print Notary's Name)

                       CERTIFICATE OF REDUCTION OF CAPITAL
                      AND CHANGE IN NUMBER OF ISSUED SHARES

                                       OF
                            NUGGET EXPLORATION, INC.

                             (a Nevada corporation)

                            Effective October 7, 1998

         The undersigned, being the President and Secretary, respectively, of Nugget Exploration, Inc., hereby certify the following were duly adopted, authorized and approved by the Board of Directors on October 7, 1998. Pursuant to N.R.S. Sections 78.207 and 78.209, Nugget Exploration, Inc. (the "Company") hereby submits this certificate of change in the number of authorized shares:

1. The current number of authorized shares of the Company is 50,000,000; the par value is $0.01 per share.

2. The number of shares authorized following the reduction of capital will be 5,000,000; the par value will remain as $0.01 per share.

3. The number of shares to be issued after the 1-for-310 reverse stock split on the Company's issued and outstanding shares will be approximately 97,117 shares.

4.   Fractional shares will be rounded up to the nearest whole number.

5. The reduction in authorized shares and the 1-for-310 reverse stock split have been approved by the Board of Directors, thus shareholder approval is not required.

6. The reduction of capital and change in number of issued shares shall be effective October 19, 1998.

Nugget Exploration, Inc.

/s/ Mary MacGuire                                        /s/ Tyson Schiff
--------------------------------------------------       ----------------
Mary MacGuire, Acting President                          Tyson Schiff, Secretary


Notarization of the Acting President

STATE OF WYOMING           ss.
COUNTY OF NATRONA          ss.

On this   14   day of   October   before me,  Denise S. Stichert     , a notary
        ---------     -------------          ----------------------
public, personally appeared  Mary MacGuire   the person whose name is subscribed
                            --------------------
to this instrument and who has acknowledged that he/she executed the same as the Acting President of Nugget Exploration, Inc.

                                              /s/ Denise S. Stichert
                                              ----------------------
S                                             Notary Public
E
A                                             10/04/2000
L                                             My Commission Expires

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

         WESTERN EXPLORATION AND MINING COMPANY, a Nevada corporation (Company), by its President and Secretary does hereby certify:

         1. The Board of Directors of the corporation at a meeting duly held by consent on January 16, 1981 passed a resolution declaring that the following change and amendment in the Articles of Incorporation is advisable:

         That ARTICLE FIRST of the Company's Articles of Incorporation be amended to read as follows:

                  "The name of the corporation is Nugget Exploration, Inc."

         2 The number of shares of the Company outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,976,000 shares of $0.01 par value common stock and the change and amendment have been consented to and authorized by the written consent of shareholders holding 3,976,000 shares, being all of the outstanding shares being entitled to vote thereon. The Company has only one class of outstanding stock.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its President and its Secretary and its corporate seal to be affixed hereto on January 29, 1981.

                                          WESTERN EXPLORATION AND MINING COMPANY
                                            a Nevada Corporation

S E A L
                                            By /s/ John W. MacGuire
                                               --------------------
                                            John W. MacGuire, President
ATTEST:

/s/ Mary C. MacGuire
---------------------------
Mary C. MacGuire, Secretary

STATE OF WYOMING           )
                           ) ss
COUNTY OF NATRONA          )

         On January 29, 1981 personally appeared before me, a Notary Public, John W. MacGuire and Mary C. MacGuire, who acknowledged that they executed the above instrument.

         My Commission Expires:
S E A L                                              /s/ Alice D. Shaklee
                                                     --------------------
                                                       Notary Public

                            ARTICLES OF INCORPORATION
                                       OF
                     WESTERN EXPLORATION AND MINING COMPANY

                  We, the undersigned natural persons of the age of twenty- one years or more, acting as incorporators of a corporation un- der the General Corporation Law of Nevada, adopt the following Articles of Incorporation for such corporation.

                  FIRST: The name of the corporation is Western Exploration and Mining Company.

                  SECOND: The location of the principal office of this cor-poration within the State of Nevada is One East First Street, Reno, County of Washoe, Nevada, 89501.

                  THIRD: The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful busi- nesses for which corporations may be organized under the General Corporation Law of Nevada, this statement of purpose and power being authorized specifically in ss.78.035, Nevada Revised Statutes, 1957, as amended. The specific purpose of this corporation with- in the scope of its broad authority is to engage in the business of exploring for and developing natural resources including uranium, gold, silver, petroleum and other minerals and engaging in all transactions relating thereto. The specific and immediate purpose is not in limitation of the general powers and authori- ties granted under law and, specifically, the General Corporation Law of Nevada.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares, each having a par value of $0.01 per share.

                  FIFTH: The members of the governing board shall be styled "directors." The number of directors constituting the initial Board of Directors of the corporation is three. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         Name                                        Address

         John W. MacGuire                           P.O. Box 2977
                                                    Casper, Wyoming 82602

         James M. MacGuire                          28 Green Turtle Road
                                                    Coronado Cays, San Diego, CA

         Donald A. MacQueen                         1756 South Chestnut
                                                    Casper, Wyoming 82601

                  The number of directors to be elected at each annual meeting of shareholders or at a special meeting called for the election of directors shall be not less than three nor more than nine, the exact number to be fixed by the By-laws.

                  SIXTH: The capital stock of this corporation shall not be subject to assessment to pay the debts of the corporation, and, in this particular, these Articles of Incorporation shall not be subject to amendment.

                  SEVENTH:  The name and address of each incorporator is:

                  Name                                 Address

                  John W. MacGuire            815 South Durbin
                                                       Casper, Wyoming 82601
                  Mary C. MacGuire            815 South Durbin
                                                       Casper, Wyoming 82601
                  John C. MacGuire            815 South Durbin
                                                       Casper, Wyoming 82601

                  EIGHTH: The corporation shall have perpetual existence.

                  NINTH: No holder of shares of shares of stock of any class of the corporation, whether now or hereafter authorized, shall have the pre- emptive right to purchase, receive or subscribe for any of the unissued stock of the corporation, or for any stock of the cor-poration hereafter authorized to be issued, or for bonds, deben- tures, or other securities convertible into stock of any class of the corporation, or for stock held in the treasury of the corporation; and all such unissued and additional shares of stock, bonds, debentures, or other securities convertible into stock of any class of the corporation as well as stock held in the treasury of the corporation, howsoever the same may have been acquired, may be issued and disposed of by the Board of Directors to such person as may be permitted by law) as the Board of Directors in their absolute discretion may deem advisable.

                  TENTH: Cumulative voting in the election of directors is not permitted.

                  ELEVENTH: All lawful restrictions on the sale or other dis-position of shares may be placed on all or a portion or portions of the certificate evidencing the corporation's shares.

                  TWELFTH: The officers, directors and other members of manage-ment of this corporation shall be subject to the doctrine of cor-porate opportunities only insofar as it applies to business oppor-tunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Direc- tors as evidenced by resolutions appearing in the corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corpora- tion to continue a business existing prior to the time that such area of interest is designated by this corporation. This provi- sion shall not be construed to release any employee of the corpora- tion (other than an officer, director or member of management) from any duties which he may have to the corporation.

         THIRTEENTH: The directors of this corporation are authorized to adopt, confirm, ratify, alter, amend, rescind, and repeal Bylaws or any portion thereof from time to time.

                  Dated: July _16 , 1980.
                              ----

                                            /s/ John W. MacGuire
                                         ------------------------------
                                                     John W. MacGuire

                                            /s/ Mary C. MacGuire
                                         ------------------------------
                                                     Mary C. MacGuire

                                            /s/ John C. MacGuire
                                         ------------------------------
                                                     John C. MacGuire

         STATE OF WYOMING           )
                                    ) ss.
         COUNTY OF NATRONA          )

                  On July 16 , 1980, personally appeared before me the undersigned, a notary public, in and for the said county and state, John W. MacGuire, Mary C. MacGuire and John C. MacGuire, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they and each of them executed the same freely and voluntarily and for the uses and purposes therein set forth.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal on July 16 , 1980. My commission expires: 5-8-81 .

                  S E A L                                     /s/ Ellen M. Riggs
                                                              ------------------
                                                                   Notary Public